EXHIBIT 10.4
                               ------------

                                                                    11

                                $3,000,000
                 MISSISSIPPI BUSINESS FINANCE CORPORATION
         TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 1998
                 (SIMPSON DURA-VENT COMPANY, INC. PROJECT)

                        BOND PURCHASE AGREEMENT

                                  Among

                     UNION BANK OF CALIFORNIA, N.A.

                MISSISSIPPI BUSINESS FINANCE CORPORATION

                                  And

                    SIMPSON DURA-VENT COMPANY, INC.

                        Dated as of May 1, 1998


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                            TABLE OF CONTENTS

1.  Background                                                   1

2.  Joint Representation of the Issuer and the Company           3

3.  Representations of the Issuer                                3

4.  Representations of the Company                               4

5.  Covenants of the Company                                     5

6.  Purchase, Sale and Delivery of the Bonds                     7

7.  Documents                                                    8

8.  Conditions to Obligations of the Purchaser                   9

9.  Termination                                                  12

10. Expenses                                                     13

11. Condition of the Issuer's Obligations                        13

12. Notices                                                      13

13. Successors                                                   14

14. Survival of Certain Representations and Warranties           15

15. Governing Law                                                15

16. Miscellaneous                                                15

17. Counterparts                                                 15

18. Effective Date                                               16

19. Defined Terms                                                16


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                                          May 1, 1998



Mississippi Business Finance Corporation
Jackson, Mississippi

Simpson Dura-Vent Company, Inc.
Pleasanton, California

Ladies and Gentlemen:

     Union Bank of California, N.A., a national banking association organized under the laws of the United States of America (the "Purchaser"), offers to enter into this Bond Purchase Agreement (this "Agreement") with the Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi (the "State") the "Issuer") and Simpson Dura-Vent Company, Inc., a corporation organized, validly existing under the laws of the State of California and in good standing under the laws of the State of Mississippi (the "Company"), which, upon your acceptance will be binding upon the Issuer, the Company and the Purchaser.

     1.   BACKGROUND

          (a) The Issuer will issue and sell its Taxable Industrial Development Revenue Bonds, Series 1998 (Simpson Dura-Vent Company, Inc. Project) in the aggregate principal amount of $3,000,000 (the "Bonds") to provide for the permanent financing for a portion of the cost of the Project (as defined in the Loan Agreement, as hereinafter defined) to be located in the State and to be owned by the Company. The principal proceeds of the Bonds will be funded upon execution and delivery of the Bond and the Note as described in the Indenture and the Loan Agreement (as hereinafter defined). The Issuer and the Company will enter into a Loan Agreement (the "Loan Agreement") dated as of May 1, 1998 providing, among other things, for payments at times and in amounts sufficient to pay when due the principal of, premium, if any, and interest on the Bonds.

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          (b)  The Bonds will be issued pursuant to Title 57, Chapter 10,
Articles 7 and 11 of the Mississippi Code of 1972, as amended and supplemented (the "Act"), resolutions of the Issuer dated October 15, 1997 and May 13, 1998 (collectively the "Resolution") and a trust indenture (the "Indenture") dated as of May 1, 1998 between the Issuer and Union Bank of California, N.A., as Trustee, a national banking association organized and existing under the laws of the United States of America (the
"Trustee").   The Bonds are limited obligations of the Issuer, payable
solely from payments to be made by the Company pursuant to the Loan Agreement, payments to be made by the Company pursuant to a promissory note to the Issuer (the "Note") and payments made by Simpson Manufacturing Company, Inc. and Simpson Strong Tie Company, Inc. pursuant to the Guaranty.. Payment of the Bonds is secured by the lien of the Indenture on the trust estate created thereunder which consists generally of money deposited in the funds and accounts established under the Indenture and income from the investment of such money as required by the Indenture, the Loan Agreement and the Note.

          (c) The Bonds will contain the terms and provisions as described in the Indenture and will bear interest at the rates described in the Indenture.

          (d) The terms and provisions of the Bonds have been approved by the Company which enters into this Agreement in order to induce the Purchaser to purchase the Bonds and advances thereupon at the price set forth in the Indenture.

          (e) No preliminary official statement, final official statement or other disclosure document will be distributed in connection with the issuance and sale of the Bonds.

          (f) It is intended that interest on the Bonds will be included in the gross income of the holder thereof for federal income tax purposes.

          (g) The Purchaser is purchasing the Bonds for its own account and will, on the Closing Date (as hereinafter defined), execute a document satisfactory to the Issuer agreeing not to sell or otherwise transfer or dispose of the Bonds without complying with applicable disclosure and registration requirements of federal and state securities laws.

          (h) This Agreement, together with the Loan Agreement, the Note, the Indenture and the Bond shall hereinafter sometimes be referred to as the Loan Documents.

     2.   JOINT REPRESENTATION OF THE ISSUER AND THE COMPANY

     The Issuer and the Company represent that the Project will constitute an "economic development project" within the meaning of the Act.

     3.   REPRESENTATIONS OF THE ISSUER

     The Issuer makes the following representations, all of which will survive the purchase and offering of the Bonds.

          (a) The Issuer is a public corporation organized and existing under the laws of the State.

          (b) The Issuer is authorized by the provisions of the Act to issue the Bonds, to loan the proceeds of the Bonds to the Company pursuant to the Loan Agreement to be used for the permanent financing of the Project, to pledge and assign the Loan Agreement and the Note, and the payments to be received by the Issuer pursuant thereto and the funds established pursuant to the Indenture and investment earnings and amounts therein as security for the payment of the principal of, premium, if any, and interest on the Bonds and to assign its interest in the Loan Agreement and the Note to the Trustee, all pursuant to the Indenture.

          (c) The Issuer has complied with all provisions of the Constitution and the laws of the State pertaining to the issuance and sale of the Bonds, including the Act, and has full power and authority to authorize and thereafter consummate all transactions contemplated by the Loan Documents and any and all other agreements relating thereto.

          (d) The Issuer has duly adopted the Resolution and has duly authorized the execution and delivery of the Loan Documents and the issuance and sale of the Bonds, and taken all actions and obtained all approvals necessary and appropriate to carry out the same.

          (e) The Issuer has duly authorized all necessary actions to be taken by the Issuer (i) for the issuance and sale of the Bonds upon the terms set forth herein and in the Indenture, (ii) for the execution, delivery, receipt and due performance of the Loan Documents, any and all other agreements and documents as may be required to be executed, delivered and received by the Issuer in order to carry out, give effect to and consummate the transactions contemplated hereby and by the issuance and sale of the Bonds, and (iii) for the carrying out, giving effect to, and consummation of the transactions contemplated hereby, by the Indenture and by the issuance and sale of the Bonds. Executed counterparts of the Loan Documents will be delivered to the Purchaser by the Issuer on the Closing Date (as hereinafter defined).

          (f) To the best of the Issuer's knowledge, there is no action, suit, proceeding, inquiry, investigation at law or in equity or before or by any court, public board or body pending or threatened against or affecting the Issuer (or any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or the issuance and sale of the Bonds or the validity of the Bonds, the Loan Documents or any agreement or instrument to which the Issuer is or is expected to be a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby.

          (g) The execution and delivery by the Issuer of the Loan Documents and other agreements contemplated hereby or by the issuance and sale of the Bonds and compliance with the provisions thereof will not conflict with or constitute, on the part of the Issuer, a breach of or a default under any existing law, court or administrative regulation, decree or order or any agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or by which the Issuer is or may be bound.

          (h) Any certificate signed by any of the Issuer's authorized officers and delivered to the Purchaser shall be deemed a representation and warranty by the Issuer to the Purchaser as to the statements made therein.

          (i) When an advance in respect of the Bonds is paid for by the Purchaser at the direction of the Company in accordance with the terms of this Agreement, the Bonds, including each such advance, will have been duly authorized, executed and issued and will constitute legal, valid and binding limited obligations of the Issuer enforceable in accordance with their terms and entitled to the benefits of the Indenture.

     4.   REPRESENTATIONS OF THE COMPANY

     The Company makes the following representations, all of which will survive the purchase and offering of the Bonds:

          (a) The Company is a corporation duly organized, validly existing under the laws of the State of California and in good standing under the laws of the State of Mississippi.

          (b) The Company has full corporate power and authority to authorize and thereafter consummate all transactions contemplated by this Agreement, the Loan Documents and any and all other agreements relating thereto.

          (c) The Company has duly authorized all necessary actions to be taken by the Company (i) for the execution, delivery, receipt and due performance of the Loan Documents, (ii) for the consummation of the transactions contemplated by the sale of the Bonds, the Loan Documents, and (iii) for the Loan Documents to constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, as each may apply to the Company except to the extent that the enforceability thereof may be limited (A) by bankruptcy, reorganization or similar laws limiting the enforceability of creditors' rights generally or
(B) by the availability of any discretionary equitable remedies.

          (d) The execution and delivery by the Company of the Loan Documents and the other documents contemplated hereby and by the issuance and sale of the Bonds and compliance with the provisions thereof will not conflict with or constitute on the Company's part a breach of or default under any existing law, court or administrative regulation, decree or order or any agreement, indenture, mortgage, lease or other instrument to which the Company is subject or by which the Company is or may be bound.

          (e) Any certificate signed by any of the Company's authorized officers and delivered to the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to the statements made therein.

          (f) The Company has obtained or will obtain as and when required by applicable law all approvals required in connection with the execution and delivery of and performance by the Company of its obligations under the Loan Documents.

          (g) To the best of the Company's knowledge, there is no action, suit, proceeding, inquiry, investigation at law or in equity or before or by any court, public board or body pending or threatened against or affecting the Company (or any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or the issuance and sale of the Bonds or the validity of the Bonds, the Loan Documents or any agreement or instrument to which the Company is or is expected to be a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby.

          (h) The Company will have obtained all licenses, permits, franchises or other governmental authorizations necessary for the acquisition, construction, installation, equipping and permanent financing, from time to time, of the Project and the use of the Project.

     5.   COVENANTS OF THE COMPANY

     The Company covenants and agrees to the following covenants, all of which will survive the purchase and offering of the Bonds and any investigations made by or on behalf of the Purchaser:


          (a) The Company agrees to indemnify and hold harmless the Issuer, its counsel, Bond Counsel, the Purchaser, the Trustee, any officer, agent or employee of the Issuer and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively referred to herein as the

"Indemnified Parties"), against any and all losses, claims, damages, liabilities or expenses whatsoever arising out of or resulting from or in any way related to the issuance and sale of the Bonds, any breach by the Company of any of, or the inaccuracy of any of, its representations, warranties and covenants set forth in this Agreement and the permanent financing of the Project and the acquisition, installation, equipping and the use of the Project; provided, however, that the Company shall not indemnify and hold harmless any Indemnified Party from damages that result from negligence or misconduct on the part of the Indemnified Party seeking such indemnity.

     In case any action shall be brought against one or more of the Indemnified Parties based upon the information described in the preceding paragraph and in respect of which indemnity may be sought against the Company, the Indemnified Parties shall promptly notify the Company in writing and the Company shall promptly assume the defense thereof, including the employment of counsel reasonably acceptable to the Indemnified Parties, the payment of all expenses, and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties has the right, at its own expense, to employ separate counsel in any such action and to participate in the defense thereof. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company, or if there be a final judgment for the plaintiff in any such action with or without its consent, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

          (b) The Company will not take or omit to take, as may be applicable, any action which would, in any way, cause the proceeds of the Bonds to be applied in a manner contrary to the requirements of the Indenture and the Loan Agreement.

          (c) Whether or not the sale of the Bonds by the Issuer to the Purchaser is consummated, the Company agrees that the or Issuer or the Purchaser shall have no obligation to pay any costs or expenses incident to the performance of the obligations of the Issuer or the Purchaser under this Agreement. All costs and expenses to effect the preparation, issuance, sale and delivery of the Bonds and the Loan Documents and the fees and expenses of the Issuer, its Agents, and of Bond Counsel, and of the Purchaser and its counsel, shall be paid by the Company.

          (d)  The Company agrees to provide the Purchaser:

               i. Unaudited financial statements of Company and Simpson Strong Tie Company, Inc. ("SSTC"), prepared by the Company and SSTC respectively for each fiscal year of Company and SSTC, within 90 days after the close of each such fiscal year.

               ii. Unaudited financial statements (including a balance sheet and profit and loss statement) of Company and SSTC for each quarter of each fiscal year of Company and SSTC, within 60 days after the close of each such period.

               iii. A compliance certificate for (and executed by an
                    authorized representative of) the Company and the Guarantors, concurrently with and dated as of the date of delivery of each of the financial statements as required under the Guaranties or in paragraphs (i) and
                    (ii) above, containing (a) a certification that the financial statements of even date fairly present Company's and Guarantors' consolidated financial condition as of the date thereof and that the Company and Guarantors are not in default under the terms of this Agreement or any of the other Loan Documents or the Guaranties, and (b) computations and conclusions, in such detail as the Purchaser may request, with respect to compliance with this Agreement, and the other Loan Documents or the Guaranties, including computations of all quantitative covenants.

               iv. Such other additional information, reports and statements respecting the business operations and financial condition of Company and Guarantors, from time to time, as the Purchaser may reasonably request.

     6.   PURCHASE, SALE AND DELIVERY OF THE BONDS

          (a) On the basis of the representations, warranties and covenants contained herein, and in the Loan Documents and other agreements referred to herein, and subject to the terms and conditions herein and therein set forth, on the Closing Date the Purchaser agrees to purchase from the Issuer and the Issuer agrees to sell to the Purchaser the Bonds in an agreed upon principal amount for a purchase price of one hundred percent (100%) of the principal amount of the Bonds so issued as provided for hereunder and in the Indenture.

          (b) The Issuer will deliver the Bonds to or for the account of the Purchaser against payment of the purchase price therefor on the Closing Date in the principal amount of $3,000,000. The Bonds will be dated the date of issuance and delivery thereof, will be delivered in the form of one (1) fully registered Bond, in the denomination of $3,000,000, and will be registered in the name of the Purchaser. The Bonds may be in printed, engraved, typewritten or photocopied form and each such form shall constitute "definitive form."

          (c) Subject to the terms and conditions contained herein and in reliance on the representations, warranties and covenants herein set forth, the Purchaser agrees to purchase from the Issuer the entire aggregate principal amount of the Bonds issued under the Indenture and the Issuer hereby agrees to sell to the Purchaser the entire aggregate principal amount of the Bonds that are to be issued under the Indenture at a price of 100% of the principal amount of the Bonds. The sale and purchase of the Bonds will be accomplished in one payment as set forth in the Indenture.

          The outstanding principal amount of the Bond shall at all times be determined by the records maintained by the Trustee and the Purchaser.

          All Bonds issued by the Issuer are to be sold to the Purchaser under and pursuant to this Agreement and shall not be sold to any other purchaser, other than to the Guarantors, insurance companies or a financial or banking institution or pursuant to any other agreement without an agreement in writing signed by the Issuer, the Trustee, the Purchaser and such other purchaser.

          (d) The Purchaser agrees that it is purchasing the Bonds for its own account and not with a view towards any resale or public distribution thereof.

          (e) The Bonds shall bear interest at the rates, mature on the date or dates, be subject to optional and mandatory redemption prior to maturity, and have such other terms as described in the Indenture.

     7.   DOCUMENTS

     On or prior to the Closing Date, the Company and the Purchaser shall have received a copy of each of the following documents in form and substance satisfactory to the Purchaser in its sole discretion duly executed by all parties thereto as certified to the satisfaction of the
Purchaser:

          (a)  the Resolution;

          (b)  the Indenture;

          (c)  the Loan Agreement;

          (d)  the Note;

          (e)  the Assignment of the Loan Agreement;

          (f)  the Assignment of the Note;

          (g) the written consent of Wells Fargo Bank, N.A. to the execution, delivery and performance of (1) the Loan Documents and (2) the Guaranties by the Guarantors;

          (h) evidence of insurance as required by Section 4.12 of the Loan Agreement; and

          (i)  the Guaranties.

The Issuer and the Company shall immediately upon their execution provide the Purchaser with any amendments to the aforementioned documents.

     8.   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

     The obligation of the Purchaser to purchase and pay for the Bonds and the obligation of the Issuer to sell the Bonds to the Purchaser shall be subject to the following conditions precedent:

          (a) The representations and warranties of the Company herein and the representations and warranties made in each of the Loan Documents and the Guaranties by the respective parties thereto shall be true, correct and complete on the date hereof and on the Closing Date, and each such party to the Loan Documents, including the Company, shall deliver a certificate to such effect on the Closing Date. The Issuer and the Company shall have performed all of their obligations hereunder, and the statements made on behalf of the Issuer and the Company hereunder shall be true and correct on the date hereof and on the Closing Date, and the Issuer and the Company shall deliver certificates to such effect on the Closing Date.

          (b) Except as may have been agreed to by the Purchaser, as of the Closing Date, each of the Loan Documents, the Resolution and all other official action of the Issuer relating thereto shall be in full force and effect and shall not have been amended, modified or supplemented without the written approval of the Purchaser.

          (c) The Issuer shall have received the approving opinion of Bond Counsel in form and substance reasonably acceptable to the Purchaser, and the Purchaser shall have received a letter from Bond Counsel dated the Closing Date and addressed to the Purchaser, to the effect that the Purchaser may rely upon such firm's opinion as if it were addressed to the Purchaser.

          (d) The Purchaser shall have received the opinion of counsel to the Issuer, dated the Closing Date and addressed to the Purchaser in form and substance reasonably acceptable to the Purchaser.

          (e) No default or event of default (as defined in any of the Loan Documents or the Guaranties) shall have occurred and be continuing, and no event shall have occurred and be continuing as of the Closing Date which, with the lapse of time or the giving of notice or both, would constitute such a default or event of default.

          (f) (i) No material adverse change shall have occurred, nor shall any development involving a prospective material and adverse change in, or affecting the affairs, business, financial condition, result of operations, prospects or properties (including the Project) of the Issuer, the Company or the Guarantors have occurred, between the date hereof and the Closing Date; and

               (ii) The financial statements of the Company heretofore delivered to the Purchaser have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved and fairly present the Company's consolidated financial condition as of the date or dates thereof, and there has been no material adverse change in the Company's financial condition or operations since December 31, 1997.

          (g) On or prior to the Closing Date, all actions required to be taken as of the Closing Date in connection with the Bonds and the Loan Documents by the Issuer, the Company and the Guarantors shall have been taken, and the Issuer, the Company and the Guarantors shall each have performed and complied with all agreements, covenants and conditions required to be performed or complied with it by this Agreement, the Bonds and the Loan Documents, and each party shall deliver a certificate to such effect insofar as the foregoing actions, agreements, covenants and conditions apply to each such party, and each of such agreements shall be in full force and effect and shall not have been amended, modified or supplemented, except as has been agreed to in writing by the Purchaser.

          (h) Each of the Loan Documents and the Guaranties shall have been executed and delivered by each of the respective parties thereto, all such documents shall be in forms exhibited to the Purchaser on the date hereof with only such changes as the Purchaser may approve in writing, and each of the Loan Documents and the Guaranties shall be in full force and effect.

          (i) None of the events referred to in Section 9 of this Agreement shall have occurred.

          (j) The Purchaser shall have received a certificate, dated the Closing Date and signed on behalf of the Issuer, to the effect that:

               (i) the Issuer has not received notice of any pending, nor to the Issuer's knowledge is there any threatened, action, suit, proceeding, inquiry or investigation against the Issuer, at law or in equity, by or before any court, public board or body, nor to the Issuer's knowledge is there any basis therefor, affecting the existence of the

Issuer or the titles of its officials to their respective offices, or seeking to prohibit, restrain or enjoin the sale, issuance or delivery of the Bonds or the pledge of revenues or assets of the Issuer pledged or to be pledged to pay the principal of and interest on the Bonds, or in any way materially adversely affecting or questioning (A) the territorial jurisdiction of the Issuer, (B) the use of the proceeds of the Bonds to permanently finance the Project, (C) the validity or enforceability of the Bonds, any proceedings of the Issuer taken with respect to the Bonds, or any of the Loan Documents to which it is a party, (D) the execution and delivery of this Agreement or the Bonds, or (E) the power of the Issuer to carry out the transactions contemplated by this Agreement, the Bonds, the Indenture or any of the Loan Documents which the Issuer is a party; and

               (ii) the Issuer has complied with all the covenants and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date, and the representations and warranties of the Issuer contained herein and in each of the Loan Documents to which it is a party are true and correct as of the Closing Date.

          (k) The Purchaser shall have received an opinion of counsel to the Company and the Guarantors, dated the Closing Date and addressed to the Purchaser in form and substance reasonably acceptable to the Purchaser.

          (l) The Purchaser shall have received certificates dated the Closing Date from the Company and the Guarantors to the effect that the Company and the Guarantors have complied with all of the covenants and satisfied all of the conditions to be performed or satisfied by it on or prior to the Closing Date, and the representations and warranties of the Company and the Guarantors contained in this Agreement and in each of the Loan Documents to which it is a party are true, correct and complete as of the Closing Date, and it has full legal right, power and authority to enter into and carry out the transactions contemplated by the Loan Documents and the Guaranties.

          (m) The Purchaser shall have received a certificate, dated the Closing Date and signed by an authorized officer of the Trustee, to the effect that (i) he or she is an authorized officer of the Trustee, (ii) the Indenture has been duly executed and delivered by the Trustee, (iii) the Trustee has all necessary corporate and trust powers required to carry out the trust created by the Indenture, (iv) to the best of his or her knowledge, the acceptance by the Trustee of the duties and obligations of the Trustee under the Indenture and compliance with the provisions thereof will not conflict with or constitute a breach of or default under any law, administrative regulation, consent decree or any agreement or other instrument to which the Trustee is subject or by which the Trustee is bound, and (v) the Trustee has duly authenticated the Bonds, and the person signing the certificate of authentication on each Bond has been duly authorized to do so.

          (n) Evidence, reasonably satisfactory in form and substance to the Purchaser and Bond Counsel, of a satisfactory and favorable conclusion to a bond validation proceeding under the laws of the State with respect to the Bonds shall have been received.

          (o) Such additional certificates, opinions and other documents as the Purchaser or Bond Counsel may reasonably request to evidence performance of or compliance with the provisions of this Agreement and the transactions contemplated hereby and by the issuance and sale of the Bonds, all such certificates and other documents to be reasonably satisfactory in form and substance to the Purchaser, shall have been received.

          (p) If any conditions to the obligations of the Purchaser or the Issuer contained in this Agreement are not satisfied and the satisfaction of such conditions shall not be waived by the Purchaser, then, at the option of the Purchaser (i) the Closing Date shall be postponed for such period as may be deemed necessary for such conditions to be satisfied or (ii) without limiting the generality of Section 14 of this Agreement, the obligations of the Purchaser and the Issuer under this Agreement shall terminate, neither the Purchaser nor the Issuer shall have any further obligations or liabilities hereunder, and the Company shall have no further obligations or liabilities hereunder other than its obligations under Section 5 hereof.

          (q) All of the legal opinions, certificates, proceedings, instruments and other documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof if, but only if, they are in form and substance reasonably satisfactory to the Purchaser and the Issuer.

          (r) As of the Closing Date, no event of default (as defined in the Loan Documents) shall have occurred and be continuing, nor shall any event have occurred and be continuing as of the Closing Date which, with the lapse of time, would constitute such a default.

          (s) The Purchaser shall have received, in immediately available funds, payment of the $10,000 fee from the Company payable pursuant to the commitment letter between the Purchaser and the Company.

     9.   TERMINATION

     The Purchaser may terminate its obligations hereunder by written notice to the Issuer if, at any time subsequent to the date hereof and on or prior to the Closing Date:

          (a) There shall have occurred any material change in the business or affairs of the Issuer, the Company or either of the Guarantors, or any material change in the Project which materially adversely affects the financial condition, business, properties or prospects of the Company or the Gurantors.

          (b) Any condition to the Purchaser's obligations hereunder is not satisfied because of any refusal, inability or failure on the part of the Company or the Issuer to comply with any of the terms or to fulfill any of the conditions provided for or contemplated by this Agreement, or if for any reason the Company, the Trustee, the Issuer or either of the Guarantors shall be unable to perform all of their obligations or satisfy conditions, respectively, provided for or contemplated in this Agreement, the Loan Documents or the Guaranties.

     10.  EXPENSES

     The Company shall cause to be paid out of its own funds, or the proceeds of the Bonds, the costs of issuing the Bonds, including, but not limited to, the fees and expenses described in Section 5 of this Agreement, whether or not the sale of the Bonds by the Issuer to the Purchaser is consummated.

     11.  CONDITION OF THE ISSUER'S OBLIGATIONS

     The Issuer's obligations hereunder are subject to the Purchaser's performance of its obligations hereunder.

     12.  NOTICES

     Any notice or other communication to be given under this Agreement may be given by delivering the same in writing and shall be deemed given, unless otherwise required herein, when received by registered or certified mail, return receipt requested, postage prepaid; or when received by overnight delivery; or when personally delivered; addressed as follows:

     If to the Issuer:

               Mississippi Business Finance Corporation
               1306 Walter Sillers Building
               550 High Street
               Jackson, Mississippi 39201
               Post Office Box 849
               Jackson, Mississippi  39205
               Attention:  Executive Director
               Telephone Number:  (601) 359-3047
               Facsimile Number:  (601) 359-2832

     If to the Purchaser:

               Union Bank of California, N.A.
               1800 Harrison Street, Suite 1400
               Oakland, California  94604
               Attention:  Joellen Ademski
               Telephone Number:  (510) 271-1747
               Facsimile Number:   (510) 271-1764

                    With a copy to:

                    Union Bank of California, N.A.
                    350 California Street - 10th Floor
                    San Francisco, California  94120
                    Attention:  Lebbeus S. Case, Jr.
                    Telephone Number:  (415) 705-7308
                    Facsimile Number:  (415) 705-7111

     If to the Company:

               Simpson Dura-Vent Company, Inc.
               4637 Chabot Road, Suite 200
               Pleasanton, California  94588
               Attention:  Steve Lamson, Chief Financial Officer
               Telephone Number:  (510) 460-9912
               Facsimile Number:   (510) 847-9114

     If to the Trustee:

               Union Bank of California, N.A.
               4750 Sansome Street, 12th Floor
               San Francisco, California  94110
               Attention:  Corporate Trust Department
               Telephone Number:  (415) 296-6754
               Facsimile Number:   (415) 296-6757

     13.  SUCCESSORS

     This Agreement is made solely for the benefit of the Issuer, the Purchaser and the Company (including their successor or assigns) and no other person shall acquire or have any right hereunder by virtue hereof (other than pursuant to Section 5 hereof).

     14.  SURVIVAL OF CERTAIN REPRESENTATIONS AND WARRANTIES

     All agreements, covenants, representations and warranties and all other statements of the Issuer and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect and shall survive the Closing Date and the delivery of the Bonds.

     15.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State.

     16.  MISCELLANEOUS

     This Agreement constitutes the only agreement among the parties hereto relating to the subject matter hereof, and it supersedes and cancels any and all previous contracts, agreements or understandings with respect thereto. This Agreement may not be amended or modified except in writing executed by all parties hereto. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture and the Loan Agreement.

     17.  COUNTERPARTS

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

     18.  EFFECTIVE DATE

     This Bond Purchase Agreement shall be effective as of May 1, 1998, although executed on the respective dates set forth below.

     19.  DEFINED TERMS

     The terms defined herein shall have the meanings set forth in the Loan Agreement and the Indenture.

Very truly yours,

UNION BANK OF CALIFORNIA, N.A.



                               By:
                                   ---------------------------------------
                                     Title:
                                            ------------------------------
                                     Date:
                                           -------------------------------

       ===========================================================


                                  MISSISSIPPI BUSINESS FINANCE CORPORATION


                               By:
                                   ---------------------------------------
                                            Executive Director


Accepted on June 30, 1998

       ===========================================================


                                           SIMPSON DURA-VENT COMPANY, INC.


                               By:
                                   ---------------------------------------
                               Title:
                                      ------------------------------------


Accepted on June 30, 1998